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                                                                    EXHIBIT 5.0


October 31, 2008


Jefferson Bancshares, Inc.
120 Evans Avenue
Morristown, Tennessee 37814


         RE:      State of Franklin Savings Bank Stock Incentive Plan

Board Members:

            We have been requested by Jefferson Bancshares, Inc., a Tennessee corporation (the "Company"), to issue our opinion in connection with the registration of shares of the Company's common stock, par value $0.01 per share, under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement on Form S-8 (the "Registration Statement") covers 184,649 shares that may be issued upon the exercise of stock options assumed in connection with the acquisition of State of Franklin Bancshares, Inc. by Jefferson Bancshares, Inc.

            We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed but have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals;
(iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries.

            Based on the foregoing, and limited in all respects to Tennessee law, it is our opinion that the shares reserved for issuance under the above-referenced Plan are duly authorized and the shares issuable upon the exercise of stock options granted or under the Plan, upon payment for such shares in the manner described in the Plan, will be validly issued, fully paid and nonassessable.

            We note that, although certain portions of the Registration Statement (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including, without limitation, the financial statements or schedules or the other financial information or data included therein.

            We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.

                                            Very truly yours,

                                            KILPATRICK STOCKTON LLP

                                            /s/ Aaron M. Kaslow

                                            Aaron M. Kaslow, a Partner